Exhibit 32.1
SECTION 1350 CERTIFICATION
The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Emmis Communications Corporation (the “Company”), that, to his knowledge:

(1)	the Quarterly Report of the Company on Form 10-Q/A for the period ended May 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: October 9, 2009

/s/ JEFFREY H. SMULYAN
Jeffrey H. Smulyan
Chairman of the Board, President and Chief Executive Officer